CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT
CERTIFICATION
R. Jay Gerken, Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of Legg Mason Partners Variable Equity Trust — Legg Mason Global Currents Variable International All Cap Opportunity Portfolio (the “Registrant”), each certify to the best of his knowledge that:
1.	The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2009 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Legg Mason Partners Variable Equity Trust — Legg Mason Global Currents Variable International All Cap Opportunity Portfolio	Chief Financial Officer Legg Mason Partners Variable Equity Trust — Legg Mason Global Currents Variable International All Cap Opportunity Portfolio

/s/ R. Jay Gerken R. Jay Gerken	/s/ Kaprel Ozsolak Kaprel Ozsolak
Date: February 25, 2010	Date: February 25, 2010
     This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.